SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            ----------------------

                                  FORM 8-K

                              CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported):  October 20, 2003


                         FLEETWOOD ENTERPRISES, INC.
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              (Exact Name of Registrant as Specified in its Charter)

Delaware                  1-07699                         95-1948322
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(State or Other        (Commission File                (IRS Employer
Jurisdiction of            Number)                      Identification
Incorporation)                                          Number)


              3125 Myers Street, Riverside, California    92503-5527
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              (Address of Principal Executive Offices)   (Zip Code)


     Registrant's telephone number, including area code: (909) 351-3500

                                     N/A
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         (Former Name or Former Address, if Changed Since Last Report)




Item 5.	  Other Items.

On October 20, 2003, Fleetwood Enterprises, Inc. issued a press release relating to the completion of a $25 million equity offering for 2,673,797 shares of Fleetwood common stock at $9.35 per share. The shares were sold to institutional investors pursuant to a previously filed shelf registration statement on Form S-3 (Reg. No. 333-102585).

Item 7.	  Financial Statements Pro Forma Financial Information and Exhibits.

(c)  Exhibits.

The following exhibit is filed with this report:
Exhibit No    Exhibit Description
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99.1          Press release dated October 20, 2003

                                SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           FLEETWOOD ENTERPRISES, INC.



Date:  October 21, 2003             By:    /s/ Boyd R. Plowman
                                          ------------------------

                                    Boyd R. Plowman
                                    Executive Vice President-Chief Financial
                                    Officer


                                                           Exhibit 99.1



                 FLEETWOOD COMPLETES $25 MILLION EQUITY OFFERING


Riverside, Calif., October 20, 2003 -- Fleetwood Enterprises, Inc. (NYSE:FLE), the nation's largest manufacturer of recreational vehicles and a leading producer and retailer of manufactured housing, today announced that it has completed a $25 million equity offering for 2,673,797 shares of Fleetwood common stock at $9.35 per share. The shares were issued today to institutional investors through Fleetwood's existing $40 million shelf registration on file with the Securities and Exchange Commission. The proceeds will be used for general corporate purposes. Fleetwood had approximately 35.9 million shares outstanding as of September 2, 2003.

This press release contains certain forward-looking statements and information based on the beliefs of Fleetwood's management as well as assumptions made by, and information currently available to, Fleetwood's management. Such statements reflect the current views of Fleetwood with respect to future events and are subject to certain risks, uncertainties, and assumptions, including risk factors identified in Fleetwood's 10-K and other SEC filings. These risk factors include, without limitation, the cyclical nature of both the manufactured housing and recreational vehicle industries; ongoing weakness in the manufactured housing market; the potential impact on demand for our products as a result of weak consumer confidence; the effect of global tensions on consumer confidence; continued acceptance of the Company's products; expenses and uncertainties associated with the introduction of new products; the future availability of manufactured housing retail financing, as well as housing and RV wholesale financing; changes in retail inventory levels in the manufactured housing and recreational vehicle industries; competitive pricing pressures; the ability to attract and retain quality dealers, executive officers and other personnel; and the ability to obtain the financing we need in order to execute our business strategies. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Fleetwood undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
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